Exhibit 99.3

NOTICE OF GUARANTEED DELIVERY

TRANSCONTINENTAL GAS PIPE LINE COMPANY, LLC

Offer to Exchange new 5.40% Senior Notes due 2041

that have been registered under the Securities Act of 1933

for any and all outstanding

5.40% Senior Notes due 2041

(CUSIP Nos. 893574AA1 and U89356AA4)

Pursuant to the Prospectus dated             , 2012

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2012, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION TIME”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION TIME.

The exchange agent is:

The Bank of New York Mellon Trust Company, N.A.

By hand delivery, mail or overnight courier at:

The Bank of New York Mellon Trust Company, N.A., as Exchange Agent

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations – Reorganization Unit

101 Barclay Street, Floor 7 East

New York, New York 10286

Attention: William T. Buckley

By facsimile transmission

(for eligible institutions only):

(212) 298-1915

Confirm by telephone:

(212) 815-5788

TO TENDER OUTSTANDING NOTES, THIS NOTICE OF GUARANTEED DELIVERY MUST BE DELIVERED TO THE EXCHANGE AGENT AS SET FORTH ABOVE AT OR PRIOR TO THE EXPIRATION TIME. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE VALID DELIVERY TO THE EXCHANGE AGENT.

As set forth in the prospectus dated             , 2012 (the “Prospectus”), of Transcontinental Gas Pipe Line Company, LLC, a Delaware limited liability company (the “Company”), and in the accompanying Letter of Transmittal (the “Letter of Transmittal”), this Notice of Guaranteed Delivery must be used to accept the offer (the “Exchange Offer”) to exchange up to $375,000,000 in aggregate principal amount of new 5.40% Senior Notes due 2041 (the “Exchange Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of outstanding 5.40% Senior Notes due 2041 (the “Outstanding Notes”), if at or prior to the Expiration Time (1) the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent, (2) Outstanding Notes cannot be delivered to the Exchange Agent, or (3) the procedures for book-entry transfer cannot be completed. This form must be delivered by an eligible institution (as described in the Prospectus) by mail or hand delivery or transmitted via facsimile to the Exchange Agent at the address or facsimile number set forth above at or prior to the Expiration Time. Capitalized terms used but not defined herein shall have the meaning given to them in the Prospectus.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions thereto, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (receipt of which are hereby acknowledged), the principal amount of Outstanding Notes specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal. By so tendering, the undersigned does hereby make as of the date hereof, the representations and warranties of a tendering holder of Outstanding Notes set forth in the Letter of Transmittal.

The undersigned understands that exchange of the Outstanding Notes for Exchange Notes will be made only after valid receipt by the Exchange Agent of (1) such Outstanding Notes, or a book-entry confirmation of the transfer of such Outstanding Notes into the Exchange Agent’s account at The Depository Trust Company (“DTC”), and (2) a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any signature guarantees and any other documents required by the Letter of Transmittal, or a properly transmitted Agent’s Message, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery. The term “Agent’s Message” means a message, transmitted by DTC and received by the Exchange Agent and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgement that the undersigned agrees to be bound by, and makes each of the representations and warranties contained in, the Prospectus and Letter of Transmittal and that the Company may enforce the Letter of Transmittal against the undersigned. The undersigned agrees that the Outstanding Notes surrendered for exchange will be accepted only in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof.

The undersigned understands that tenders of Outstanding Notes may be withdrawn if the Exchange Agent receives at the address or facsimile number specified on the cover of this Notice of Guaranteed Delivery, prior to the Expiration Time, a Notice of Withdrawal, including the name of the holder having tendered the Outstanding Notes to be withdrawn, the aggregate principal amount of Outstanding Notes the holder delivered for exchange, the certificate number(s) (if any) of the Outstanding Notes and a statement that such holder is withdrawing his, her or its election to have such Outstanding Notes or any specified portion thereof exchanged, in accordance with the procedures set forth in the Prospectus and the Letter of Transmittal.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

PLEASE SIGN AND COMPLETE

Signature of registered holder or Authorized Signatory:

Name of registered holder:

Address:

This Notice of Guaranteed Delivery must be signed by the registered holder of the Outstanding Notes exactly as his, her, or its name appears on the certificate(s) for the Outstanding Notes or, if tendered by a DTC participant, exactly as such participant’s name appears on a security position listing as the owner of the Outstanding Notes, or by a person authorized to become a registered holder by endorsements and documents transmitted with this Notice of Guaranteed Delivery.

Date:                     , 2012

Area Code and Telephone No.:

Principal Amount of Outstanding 5.40% Senior Notes due 2041
Tendered:

Certificate No(s). of Outstanding Note(s) (if available):

☐	If Outstanding Notes will be delivered by book-entry transfer to the Exchange Agent’s account at The Depository Trust Company, check box, and provide account number:

DTC Account No.:

DO NOT SEND OUTSTANDING NOTES WITH THIS FORM. OUTSTANDING NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR AN AGENT’S MESSAGE IN LIEU THEREOF.

If the signature above is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Name:

Capacity:

PLEASE PRINT NAME AND ADDRESS

GUARANTEE ON REVERSE MUST BE COMPLETED

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm in good standing of a registered national securities exchange, or of the Financial Industry Regulatory Authority, Inc., or a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, or certain other eligible guarantor institutions as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (each, an “Eligible Institution”), hereby guarantees that the certificates for Outstanding Notes tendered hereby in proper form for transfer or confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees, or an Agent’s Message, and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at its address set forth above within three New York Stock Exchange trading days after the date of execution hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates representing the Outstanding Notes to the Exchange Agent, or in the case of a book-entry transfer, an Agent’s Message and confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at DTC, within the time periods shown herein. The undersigned acknowledges that failure to do so could result in a financial loss to such Eligible Institution.

PLEASE PRINT NAME AND ADDRESS

Name of Firm:

Authorized Signature:

Name:

Title:

Date:                     , 2012

Address:
(Zip Code)

Area Code and Telephone Number:

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